Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact:
Mel Stephens
(248) 447-1624

Investor Contact:
Ed Lowenfeld
(248) 447- 4380

Lear Reports Record Quarterly Earnings

SOUTHFIELD, Michigan, April 24, 2015 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported financial results for the first quarter. Highlights include:

•	Sales of $4.5 billion, up 4% from a year ago; 12% growth excluding impact of foreign exchange

•	Best ever quarterly core operating earnings of $294 million, up 21%

•	Adjusted earnings per share of $2.28, up 24%

•	Company operating margin of 6.5%, up from 5.6% a year ago

•	Improved margins in both business segments

•	Completed acquisition of Eagle Ottawa

•	Increased quarterly cash dividend by 25%

•	Increased share repurchase authorization to $1 billion

•	Returned $134 million to shareholders through share repurchases and dividends

•	Lear credit ratings outlook upgraded to positive by Standard & Poor’s

“We continued our positive momentum with strong first quarter results,” said Matt Simoncini, Lear’s president and chief executive officer. “Our balanced strategy of investing in our business, maintaining a strong financial position and returning cash to investors is delivering superior value to both our customers and shareholders. In both of our business segments, we are continuing to win new business and improve our margins. The integration of Eagle Ottawa is progressing as planned. I believe we are in the strongest competitive position in our history and are well positioned to take advantage of major industry trends, such as global platforms, increasing electrical content, improved fuel efficiency and growing consumer demand for comfort, convenience and safety features.”

Business Conditions

In the first quarter, global vehicle production increased 2% from a year ago. Production was up 8% in China, 3% in Europe & Africa and 2% in North America. Production was down 15% in South America.

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First Quarter 2015 Financial Results

For the first quarter of 2015, Lear reported sales of $4.5 billion, core operating earnings of $294 million, net income of $147 million and adjusted earnings per share of $2.28. This compares with sales of $4.4 billion, core operating earnings of $243 million, net income of $122 million and adjusted earnings per share of $1.84 for the first quarter of 2014.

In the Seating segment, sales were up 8% to $3.5 billion, reflecting higher production on key platforms, the acquisition of Eagle Ottawa and the addition of new business, partially offset by the impact of foreign exchange. Excluding the impact of foreign exchange, sales increased by 16%. Adjusted segment earnings were $219 million or 6.3% of sales. Adjusted segment earnings increased 24% from last year, primarily reflecting the increase in sales, favorable operating performance and the acquisition of Eagle Ottawa.

In the Electrical segment, sales were down 9% to $1.0 billion. Excluding the impact of foreign exchange, sales were up 2%, primarily reflecting the addition of new business. Adjusted segment earnings were $138 million or 13.3% of sales, marking our 22nd consecutive quarter of year-over-year margin improvement. Margins in the Electrical segment continue to improve, driven by an industry leading cost structure and strong operating performance.

In the first quarter of 2015, free cash flow was a use of $120 million, and net cash used in operating activities was $67 million.

Reconciliations of core operating earnings to pretax income before equity income, adjusted net income to net income attributable to Lear, adjusted earnings per share to diluted net income per share attributable to Lear, adjusted segment earnings to reported segment earnings and free cash flow to net cash used in operating activities, in each case as determined in accordance with accounting principles generally accepted in the United States (GAAP), are provided in the attached supplemental data pages.

Eagle Ottawa Acquisition

Lear completed the acquisition of Eagle Ottawa, the world’s leading supplier of premium automotive leather, on January 5, 2015 for $843 million. The acquisition of Eagle Ottawa strengthens our industry leading capabilities in Seating, and provides additional sales growth and diversification opportunities. Eagle Ottawa’s unique capabilities are a perfect complement to our world-class Seating business.

Increased Share Repurchase Authorization and Dividend

During the first quarter of 2015, Lear’s Board of Directors authorized an increase in Lear’s share repurchase authorization, bringing the total value of shares that may be repurchased to $1 billion. In addition, the Board increased Lear’s quarterly cash dividend by 25%, to $0.25 per share.

During the first quarter of 2015, Lear repurchased over one million shares of its common stock for a total of $112 million. As of the end of the first quarter, Lear has a remaining share repurchase authorization of $888 million, which expires in December 2017 and reflects approximately 10% of Lear’s total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, Lear has repurchased 31.9 million shares of its common stock for a total of $2.0 billion at an average price of $63.49 per share. This represents a reduction of approximately 30% of our shares outstanding at the time we began the program.

Full Year 2015 Financial Outlook

Summarized below are highlights of our 2015 full year financial outlook. Key 2015 assumptions include industry vehicle production of 17.4 million units in North America, 20.6 million units in Europe & Africa, and 22.9 million units in China. Lear’s financial guidance is based on an average full year exchange rate of $1.10/Euro, down 17% from 2014 and down 4% from our January guidance.

Sales in 2015 are expected to be in the range of $18.0 to $18.5 billion, and core operating earnings are expected to be in the range of $1.175 to $1.225 billion. Free cash flow is expected to be approximately $575 million.

Pretax income before restructuring costs and other special items is estimated to be in the range of $1.08 to $1.13 billion in 2015. Our effective tax rate is expected to be approximately 30%. Adjusted net income attributable to Lear is expected to be in the range of $720 to $755 million.

Pretax operational restructuring costs in 2015 are estimated to be about $80 million. Capital spending is estimated to be approximately $500 million. Depreciation and amortization expense is estimated to be about $385 million.

Webcast Information

Lear will webcast a conference call to review the Company’s first quarter 2015 financial results and related matters on April 24, 2015, at 9:00 a.m. Eastern Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until May 8, 2015, with a Conference I.D. of 95826820.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear”

(adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash used in operating activities, excluding the settlement of accounts payable in conjunction with the acquisition of Eagle Ottawa, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash used in operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; currency controls and the ability to economically hedge currencies; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems, including those related to cybersecurity; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation (NYSE: LEA) is one of the world’s leading suppliers of automotive seating and electrical distribution systems. Lear serves every major automaker in the world, and Lear content can be found on more than 300 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 132,000 employees located in 34 countries. Lear currently ranks #177 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at http://www.lear.com.

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month Period Ended
	March 28, 2015	March 29, 2014
Net sales	$4,521.4	$4,359.8
Cost of sales	4,095.7	3,999.3
Selling, general and administrative expenses	151.7	136.7
Amortization of intangible assets	13.3	8.5
Interest expense	24.4	16.8
Other expense, net	30.0	29.2

Consolidated income before income taxes and equity in net income of affiliates	206.3	169.3
Income taxes	62.9	52.7
Equity in net income of affiliates	(13.3)	(12.0)

Consolidated net income	156.7	128.6
Net income attributable to noncontrolling interests	9.4	6.6

Net income attributable to Lear	$147.3	$122.0

Diluted net income per share attributable to Lear	$1.86	$1.47

Weighted average number of diluted shares outstanding	79.1	82.8

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	March 28, 2015	December 31, 2014
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$748.2	$1,094.1
Accounts receivable	3,170.5	2,471.7
Inventories	985.8	853.7
Other	737.9	960.1

	5,642.4	5,379.6

Long-Term:
PP&E, net	1,714.6	1,624.7
Goodwill	1,057.9	726.2
Other	1,203.5	1,419.7

	3,976.0	3,770.6

Total Assets	$9,618.4	$9,150.2

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,761.3	$2,525.3
Accrued liabilities	1,288.0	1,188.8
Current portion of long-term debt	10.6	243.7

	4,059.9	3,957.8

Long-Term:
Long-term debt	1,972.4	1,475.0
Other	694.3	688.1

	2,666.7	2,163.1

Equity	2,891.8	3,029.3

Total Liabilities and Equity	$9,618.4	$9,150.2

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	March 28, 2015	March 29, 2014
Net Sales
North America	$1,890.1	$1,596.0
Europe and Africa	1,730.7	1,788.1
Asia	778.1	752.8
South America	122.5	222.9

Total	$4,521.4	$4,359.8

Content Per Vehicle [1]
North America	$456	$386
Europe and Africa	$326	$341
Free Cash Flow [2]
Net cash used in operating activities	$(66.6)	$(54.2)
Settlement of accounts payable in conjunction with acquisition of Eagle Ottawa	45.7	—
Capital expenditures	(98.8)	(96.4)

Free cash flow	$(119.7)	$(150.6)

Depreciation and Amortization	$84.5	$74.5
Diluted Shares Outstanding at end of quarter [3]	78,115,128	82,862,956
Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$206.3	$169.3
Interest expense	24.4	16.8
Other expense, net	30.0	29.2

Pretax income before equity income, interest and other expense	260.7	215.3
Restructuring costs and other special items—
Costs related to restructuring actions	8.4	25.3
Acquisition costs	8.4	—
Acquisition-related inventory fair value adjustment	15.8	—
Other	0.3	2.6

Core operating earnings	$293.6	$243.2

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$147.3	$122.0
Restructuring costs and other special items—
Costs related to restructuring actions	8.4	25.3
Acquisition costs	8.4	—
Acquisition-related inventory fair value adjustment	15.8	—
Loss on redemption of bonds	14.3	17.5
Other	0.3	2.6
Tax impact of special items and other net tax adjustments [4]	(14.0)	(15.4)

Adjusted net income attributable to Lear	$180.5	$152.0

Weighted average number of diluted shares outstanding	79.1	82.8

Diluted net income per share attributable to Lear	$1.86	$1.47

Adjusted earnings per share	$2.28	$1.84

[1]	Content Per Vehicle for 2014 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	March 28, 2015	March 29, 2014
Adjusted Segment Earnings
Seating
Net sales	$3,485.0	$3,225.9

Segment earnings	$196.1	$152.2
Costs related to restructuring actions	7.4	22.3
Acquisition-related inventory fair value adjustment	15.8	2.1

Adjusted segment earnings	$219.3	$176.6

Adjusted segment margins	6.3%	5.5%

Electrical
Net sales	$1,036.4	$1,133.9

Segment earnings	$137.0	$138.3
Costs related to restructuring actions	0.9	1.0

Adjusted segment earnings	$137.9	$139.3

Adjusted segment margins	13.3%	12.3%